Exhibit 10.7


                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of October 15, 1999 (the "Date of Grant"), by and between MediaComm Broadcasting Systems, Inc., a Colorado corporation (the "Company"), and Jennifer Lausen ("Optionee").


                                   WITNESSETH:

     WHEREAS, effective August 25, 1999, the Board of Directors determined that the Optionee should receive an option to purchase shares of the Company's Common Stock under the Company's Non-Qualified Stock Option and Stock Grant Plan in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, Optionee desires to receive an option on the terms and conditions set forth in this Agreement and agrees to perform the services requested by the Company.

     NOW, THEREFORE, the parties agree as follows:

     1. Stock Option Plan. This agreement is granted pursuant to, and is subject to the terms and conditions of the MediaComm Broadcasting Systems Non-Qualified Stock Option and Stock Grant Plan dated March 1, 1999 (the "Plan"). All conditions of the Plan, except as may be modified herein, shall govern the rights of Optionee under this Agreement.

     2. Grant of Option. The Company hereby giants to Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for service, and subject to the vesting schedule set forth in Section 3, the right and option (the "Option") to purchase all or any part of an aggregate of 75,000 shares of reserved authorized and unissued no par value Common Stock of the Company subject to adjustment as hereinafter set forth (the "Option Shares"), pursuant to the terms and conditions set forth in this Agreement.

     3. Vesting Schedule. The grant of the Option is subject to a vesting schedule hereinafter set forth and is dependent on the Optionee remaining an employee of the Company at all times during the time set forth in such vesting schedule, subject only to vacation, sick leave, leaves of absence and other absence permitted by the Company in accordance with its policies applicable generally to employees. Optionee cbeame an employee of the Company on or about April 1, 1999. Accordingly, the vesting schedule to which the grant of the Option shall be subject as is follows:

          Number of Shares                         Date Exercisable
          ----------------                        -----------------

              15,000                               April 1, 2000
              15,000                               April 1, 2001
              15,000                               Apri1 1, 2002
              15,000                               April 1, 2003
              15,000                               April 1, 2004

Separation from employment by Optionee for any reason prior to any of the foregoing dates shall void any options not vested prior thereto. Any options previously vested shall also be subject to the terms and


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conditions of Section 7 hereof.

     4. Option Price. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $0.35 subject to adjustment as hereinafter set forth (the "Option Price").

     5. Option Period. Subject to Section 7 hereof, the Option shall be exercisable beginning on the date of vesting described in Section 3 and continuing until April 1, 2005.

     65. Exercise of Option.
         -------------------

     (a) The Option may be exercised by delivering to the Company:

           (i) a Notice and Agreement of Exercise of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised; and

           (ii) full payment in cash of the Option Price for such shares.

     (b) Notwithstanding the foregoing, an Option may not be exercised in part unless the purchase price of the Option Shares purchased is at least $1,000.00.

     (c) Promptly upon receipt of the Notice and Agreement of Exercise and the finial payment of the Option Price by the Optionee (including payment or provision for payment of any applicable withholding or similar taxes), the Company shall deliver to the Optionee a properly executed certificate or certificates presenting the Option Shares being purchased.

     (d) The Optionee shall report all sales of Option shares to the Company in writing on a form prescribed by the Company. Based upon the report of sales submitted by the Optionee, the Company may make any withholding required by state or Federal income tax laws.

     7. Termination of Employment. Exercise of the Option shall at all times be subject to the terms and conditions of Section 7 of the Plan, the terms and conditions of which are incorporated herein by reference in their entirety. Such provisions include acceleration of the exercise period in the event the Optionee shall die, become disabled or otherwise separate from employment with the Company. Optionee hereby acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms and conditions hereof, in addition to the terms and conditions of this Agreement.

     8. Transferbility of Option. The Option shall not be transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option. Any transfer by will or intestate laws shall be subject to the provisions of Paragraph 7.

     9. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common Stock included in the Option and/or the exercise price of the Option shall be increased, decreased or changed in like manner so that the Optionee shall be entitled to substantially the same rights as set forth in this Agreement.


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     10. Common Stock To Be Received Upon Exercise. Optionee understands that the Option Shares represent restricted securities within the meaning of the Securities Act of 1933, have not been registered and that the Company is under no obligation to register the Option Shares under the 1933 Act, and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company is under no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routines sales of the Stock under Rule 144 of the Securities and Exchange Commission. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can only be made in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

     Furthermore the Optionee fully understands that the Option Shares have not been registered under the Act and that they will be issued in reliance upon an exemption which is available only if Optionee acquiressuch shares for investment and not with a view to distribution. Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the Securities and Exchange Commission.

     The forgoing restrictions or notices thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     11. Privilege of Ownership. Optionee shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares hall be delivered to him upon exercise of the Option.

     12. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender or sender's return receipt for acknowledgment of delivery of said notice by postage prepaid registered mail. Such notice shall be addressed o the party to be notified as shown below:

        Company:          MediaComm Broadcasting Systems, Inc.
                          925 W. Kenyon #15
                          Englewood, Colorado 80112

        Optionee:         Jennifer Lausen
                          P.O. Box 521
                          Green Mountain Falls, Colorado 80819

     Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     13. Miscellaneous. This Agreement and the Plan constitutes the entire understanding of the parties with respect to the subject matter herein. This Agreement shall be governed by the laws of the State Colorado. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification, waiver or termination of any of the terms herein shall be valid unless in writing and executed with the


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same formality as this Agreement. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. The headings contained in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Should any provision of this agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration. In the event of any dispute or litigation between the parties, the prevailing party shall be entitled to reasonable attorneys fees and costs. Time is of the essence.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date and year first above written.



COMPANY:                                       OPTIONEE:

MEDIACOMM BROADCASTING SYSTEMS, INC.
By:


/s/  Steve Montague                            /s/  Jennifer Lausen
------------------------------------           ---------------------------------


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